EXHIBIT 23.2

                        CONSENT OF BAIRD, KURTZ & DOBSON


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
                                   Hammons Tower
BKD LOGO  BAIRD, KURTZ & DOBSON    901 E. St. Louis Street              1034 W. Main St.
                                   Suite 1000, P.O. Box 1190            P.O. Box 1277
                                   Springfield, Missouri 65801-1190     Branson, MO 65615-1277
                                   417 865-8701  Fax 417 865-0682       417-334-5165  Fax 417-334-4823
          --------------------------------------------------------------------------------------------
                                                                        www.bkd.com
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



Board of Directors
Guaranty Federal Bancshares, Inc.
Springfield, Missouri


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of GUARANTY FEDERAL BANCSHARES, INC. of our report dated July 23, 1999, relating to the consolidated balance sheets of GUARANTY FEDERAL BANCSHARES, INC. as of June 30, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999, which report appears in the June 30, 1999, annual report on Form 10-K of GUARANTY FEDERAL BANCSHARES, INC.



                                                     /s/Baird, Kurtz & Dobson


February 25, 2000
Springfield, Missouri



Member of
Moores
Rowland
International